EXHIBIT 4.5

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [___________], 2010, among Otelco Inc., a Delaware corporation (the “Company”), each subsidiary of the Company listed on the signature pages hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture (as defined below) (the “Trustee”).

WITNESSETH:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (the “Indenture”), dated as of December 21, 2004, providing for the issuance of an unlimited aggregate principal amount of 13% senior subordinated notes due 2019 of the Company (the “Notes”), as supplemented by the First Supplemental Indenture, dated as of July 3, 2006 (the “First Supplemental Indenture”), providing for the guarantee of the Company’s obligations under the Indenture by certain additional Guarantors, the Second Supplemental Indenture, dated as of July 5, 2007 (the “Second Supplemental Indenture”), providing for the issuance of additional Notes, and the Third Supplemental Indenture, dated as of October 31, 2008 (the “Third Supplemental Indenture”), providing for the guarantee of the Company’s obligations under the Indenture by certain additional Guarantors;

WHEREAS, $103,575,497.50 in aggregate principal amount of the Notes have been issued and are outstanding under the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture (the “Original Notes”);

WHEREAS, pursuant to Section 4.14 of the Indenture, the Company has decided to issue up to $4,085,032.50 in aggregate principal amount of additional Notes (the “Additional Notes”) in connection with the exchange of up to 544,671 IDSs for up to 544,671 shares of issued and outstanding Class B Common Stock; and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee are authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.     The Additional Notes.  The Additional Notes shall be issued in an aggregate principal amount of up to $4,085,032.50.

2.     Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby and by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture and the Third Supplemental Indenture, for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

3.     Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.  THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, AS SUPPLEMENTED HEREBY AND BY THE FIRST SUPPLEMENTAL INDENTURE, THE SECOND SUPPLEMENTAL INDENTURE AND THE THIRD SUPPLEMENTAL INDENTURE, OR THE NOTES.

4.     Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

5.     Counterparts.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.     Effect of Headings.  The Section headings herein are for convenience only and shall not effect the construction thereof.

7.     Definitions.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

[Signature Pages Follow.]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

OTELCO INC.

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BRINDLEE MOUNTAIN TELEPHONE COMPANY (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

BLOUNTSVILLE TELEPHONE COMPANY, INC. (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

COMMUNICATIONS DESIGN ACQUISITION CORPORATION (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[Signature Pages to Fourth Supplemental Indenture]

CRC COMMUNICATIONS OF MAINE, INC. (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

HOPPER TELECOMMUNICATIONS COMPANY, INC. (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

IMAGINATION, INC. (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

MID-MAINE TELPLUS (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Vice President

MID-MISSOURI HOLDING CORP. (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[Signature Pages to Fourth Supplemental Indenture]

OTELCO TELECOMMUNICATIONS LLC (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

OTELCO TELEPHONE LLC (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

SACO RIVER TELEGRAPH AND TELEPHONE COMPANY (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

THE GRANBY TELEPHONE & TELEGRAPH CO. OF MASS. (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

THE PINE TREE TELEPHONE AND TELEGRAPH COMPANY (As Guarantor)

By:
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer

[Signature Pages to Fourth Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
Name:
Title:

[Signature Pages to Fourth Supplemental Indenture]